Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,076,910
Unrealized Gain (Loss) on Market Value of Commodity Futures	(1,667,337)
Dividend Income	150,388
Interest Income	100,182
Total Income (Loss)	$2,660,143

Expenses
General Partner Management Fees	$36,711
Professional Fees	22,620
Brokerage Commissions	5,241
Directors' Fees and insurance	949
License fees	918
Total Expenses	$66,439
Net Income (Loss)	$2,593,704

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/25	$69,740,343
Net Income (Loss)	2,593,704

Net Asset Value End of Month	$72,334,047
Net Asset Value Per Share (1,200,000 Shares)	$60.28

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596